Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 333-15265 on Form N-1A of our reports referred to below, relating to the financial statements and financial highlights of the funds identified below (the “Funds”), appearing in the corresponding Annual Reports on Forms N-CSR of the Funds for the year ended December 31, 2009. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

BlackRock S&P 500 Index Fund of BlackRock Index Funds, Inc.	February 26, 2010
Master S&P 500 Index Series of Quantitative Master Series LLC	February 26, 2010

BlackRock Small Cap Index Fund of BlackRock Index Funds, Inc.	February 26, 2010
Master Small Cap Index Series of Quantitative Master Series LLC February 24, 2010	February 24, 2010

BlackRock International Index Fund of BlackRock Index Funds, Inc.	February 26, 2010
Master International Index Series of Quantitative Master Series LLC	February 24, 2010

/s/ Deloitte & Touche LLP

Princeton, New Jersey

April 28, 2010